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10.44 Agreement with Metzler Design Brillenvertrieb GmbH, dated February 6, 2000



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DISTRIBUTION AGREEMENT

This Agreement is made and entered into as of the 6th day of February, 2000 by and between Metzler Design Brillenvertrieb GmbH ("Metzler Design"), and XDOGS.COM, Inc., a Nevada corporation ("XDOGS"),

WHEREAS, Metzler Design produces and sells eyewear under the Lumen trademark;

WHEREAS, Metzler Design desires to grant the right to distribute Lumen(TM) products in North America to XDOGS.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and mutual promises set forth in this Agreement, the parties agree as follows:

DEFINITIONS:

"BASE PRICE" shall mean Metzler Design's cost of manufacturing the Products plus the cost of shipping Products to XDOGS. Metzler Design's price list for Products is attached to this Agreement as Exhibit A.

"Net Sales" shall mean the gross sales of XDOGS to its customers, less (i) quantity discounts to the extent customarily granted by the industry, (ii) customer returns actually credited during the applicable period, and (iii) any value added or similar tax.

"Products" shall mean and include all Lumen(TM) Eyeware products.

"Resellers" shall mean all wholesale and retail outlets, one stops, rack jobbers, military, wholesale clubs, and sales to subdistributors and any other third parties that would customarily purchase through a distributor.

"TERRITORY" shall mean Canada, Mexico, the United States and the Caribbean basin.

I.   APPOINTMENT AND SCOPE.

1.1. _T=. This Agreement will be effective as of         1999 (the "Effective
     Date") and terminate five (5) years from the Effective Date (the "Initial Term"). Any party may terminate this Agreement effective at the expiration of the Initial Term or any extension thereof by giving the other party ninety (90) days' prior written notice. If such notice of termination is not given, the term of this Agreement shall be automatically extended thereafter for additional one (1) year terms unless terminated by any party giving the other party the required ninety (90) days' notice. Notwithstanding the foregoing, this Agreement may be terminated prior to the expiration of a term as set forth in Section 10 of this Agreement.

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1.2. Exclusive Distribution. Metzler Design appoints XDOGS as its exclusive distributor in the Territory for the sale and distribution of the Products. Metzler Design will not sell Products to any Reseller who would re-sell or advertise Products in the Territory, including sales via the Internet to customers located in the Territory.

1.3. Trademark. Metzler Design hereby grants XDOGS the right to use trademarks in relation to the Products in the Territory.

2.   XDOGS OBLIGATIONS.

2.1. XDOGS shall use its best efforts to promote and sell the Products in the ordinary course of its business.

2.2. XDOGS shall maintain suitable offices, warehousing facilities and adequate staffing for the performance of its duties under this Agreement. XDOGS shall conduct its business in its own name and shall pay all of its own costs and expenses.

2.3. XDOGS shall promptly pay Metzler Design according to the payment provisions of this Agreement.

2.4. XDOGS will guarantee accumulated Net Sales as follows:

Year ended December 31, 2000                    100,000
Year 2001                                       600,000
Year 2002                                     1,500,000
Year 2003                                     3,000,000
Year 2004                                     5,000,000

provided, however, that Metzler Design has the capacity for supplying the requisite quantities of the Products.

2.5. XDOGS shall pay 50% of any expenses required to register and/or protect the Lumen(TM) trademark in North America, the other 50016 to be paid by Metzler Design.

3.   METZLER DESIGN'S-OBLIGATIONS.

3.1. Metzler Design will not allow its Resellers or other customers to re-sell or advertise Products in the Territory.

3.2. Metzler Design will allow XDOGS access to and permission to use any and all Lumen(TM) artwork for the purpose of advertising and marketing Products.

3.3. Metzler Design will allow XDOGS to have access to all of Metzler Design's celebrity sponsors, to the extent permitted by such sponsors' contracts.

3.4. Metzler Design undertakes to make sure that the spirit and conditions of this Agreement are also adhered to by any Reseller. In case one of them infringes or breaches any provision of this Agreement, Metzler Design shall make all possible efforts to eliminate this infringement or breach.

3.5. Metzler Design undertakes to furnish XDOGS with a list of it's Resellers forty-five days after the end of each calendar quarter.

4.   PRICING: PAYMENT

4.1. Pricing. In consideration of the rights granted hereunder and the obligations and covenants of the parties set forth herein, XDOGS shall pay Metzler Design the base price for products, plus 10%.

4.2. Invoices. Metzler Design will issue an invoice to XDOGS upon each delivery of products.

4.3. Payments. The payment of invoices shall be made via letter of credit within 60 days of the receipt of Products in Minneapolis, Minnesota; provided, however, that the payment of any invoice totaling less than $5,000 shall be made via wire transfer within 60 days form the date of receipt of Products in Minneapolis, Minnesota.

5.   SALES BY XDOGS

5.1. XDOGS is authorized to sell the Products to it's customers in the Territory.

5.2. Metzler Design will ship Products for delivery to XDOGS, as reasonably required to maintain adequate inventory, based on the order requests issued to Metzler Design by XDOGS.

6.   ADVERTISING AND MARKETING

6.1. XDOGS agrees to conduct marketing and promotional efforts supporting the sales of Products at its expense.

6.2. Metzler Design shall provide to XDOGS artwork, free of charge, to be used in advertisements, and other suitable promotional materials for XDOGS.

6.3. XDOGS may produce its own advertisements or promotional materials for the Products. XDOGS plans to use both traditional and electronic media to advertise and market the Products.

6.4. XDOGS may indicate that it is an authorized distributor of Metzler Design and of the Products in advertising, pamphlets, letterhead or other media approved in writing by Metzler Design prior to use and/or dissemination of the same. In this

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connection and within the above-mentioned limits, XDOGS can use the Lumen trademark.

6.5. At the commencement of this Agreement, and for each contract year thereafter, XDOGS will provide to Metzler Design a marketing plan for the distribution of the Products within the Territory which marketing plan is to be approved by Metzler Design. The marketing plan for each contract year of this Agreement other than the first contract year is to be agreed upon three months prior to each contract year. Metzler Design will not unreasonably withhold its approval of or agreement to any marketing plan presented by XDOGS.

7. BOOKS AND RECORDS. Within forty-five (45) days of the end of each quarter XDOGS shall provide to Metzler Design a report showing:

7.1. Details of all sales of each of the Products made during that quarter to include the quantities of each type of the Products sold and a breakdown of such sales by country and distribution channel together with details of the computation from gross sales to net sales;

7.2. Estimates of anticipated sales of each of the Products for such period as Metzler Design may request;

7.3. Details of the quantity and value of all returns of Products received during that quarter.

Within ninety (90) days of the end of each contract year XDOGS shall provide to Metzler Design a report showing a summary of the data-set out above for the relevant contract year.

8.   REPRESENTATIONS AND WARRANTIES OF XDOGS.

8.1. As an inducement for Metzler Design to enter into this Agreement, XDOGS hereby warrants and represents to Metzler Design as follows:

8.1.1. XDOGS is a Nevada corporation, duly organized and validly existing in the State of Nevada, and is fully qualified to do business and in good standing in the State of Minnesota, and in every other jurisdiction wherein the nature of its businesses or the character of its properties makes such qualification necessary, and has all requisite power and authority to carry on its businesses as now conducted and as presently proposed to be conducted.

8.1.2. XDOGS has full power and authority to execute and deliver this Agreement.



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8.1.3. XDOGS's Board of Directors has taken all action required by the law of its jurisdiction of incorporation, its articles of incorporation, bylaws or similar constituent documents or otherwise, to authorize execution of this Agreement and the consummation of the transactions contemplated hereby.

8.1.4. No consent, approval, order or authorization of any governmental authority or any third party is required in connection with the execution and delivery of this Agreement, or any of the agreements or instruments herein mentioned, or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained by XDOGS prior to the date hereof.

8.1.5. This Agreement is a valid and binding Agreement by XDOGS and enforceable against it in accordance with its terms.

8.1.6. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental agency or authority in the Territory.

8.13. During the Term of this Agreement, XDOGS will not sell eyewear products other than eyewear included in the Products; provided, however, that XDOGS shall be allowed to maintain its existing distribution relationships with Oxbow, S.A. and Berghaus Limited and shall continue to sell eyewear in accordance with those relationships.

9.       ACCEPTANCE AND CLAIMS.

9.1. All claims for alleged defects which may be discovered by visual inspection or missing items shall be reported in writing to Metzler Design as soon as possible, but in any event no later than thirty days after the date of arrival of the Products in the Territory and, if not so reported, such claims shall be waived and the Products shall be deemed to have been accepted by XDOGS.

9.2. At Metzler Design's request, XDOGS shall promptly either (i) deliver the allegedly defective within 30 days after receipt Products.to Metzler Design or its agent or (ii) give Metzler Design some other evidence of deficiency which Metzler Design shall specify. Credit for defective Products shall be issued only if and to the extent that Metzler Design's examination shall confirm XDOGS's claim.

9.3. Metzler Design shall, at its sole discretion:


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9.3. 1. replace, at Metzler Design's charge, Products found to be defective or short in quantity with such quantity of Products to satisfy XDOGSs order requirements; or

9.3.2. repair or let the defective Products be repaired at Metzler Design's charge for material costs; or

9.3.3. issue a credit note to XDOGS for the amount of corresponding to the defective Products.

10.        TERMINATION.

10.1. TERMINATION FOR BREACH. This Agreement may be terminated by either party upon one hundred eighty (180) days written notice in the event of any material breach by the other party of any covenant or provision of this Agreement or upon failure of such other party to make any payment due to the terminating party hereunder or arising out of the distributor relationship as and when such payment is due and payable, unless such breach is cured within thirty (30) days of receipt of notice of termination. Failure to terminate upon an occurrence of a breach shall not constitute a waiver of such breach or of any damage resulting from such breach.

10.2. EFFECT OF TERMINATION. In the event of termination of this Agreement, XDOGS shall discontinue the sale of the Products and all other activities on behalf of Metzler Design in the Territory, except for the reasonable disposition in the normal course of business of any inventory of Products held by XDOGS at the time of such termination. XDOGS may, at its option, return to Metzler Design all Products in its possession at the time of termination of this Agreement, and Metzler Design shall reimburse XDOGS for the, price paid for all such Products within sixty (60) days of receipt of the Products. Neither Metzler Design nor XDOGS shall, by reason of any termination or expiration hereof, be liable to the other for compensation, reimbursement, or damages on account of the loss of present or prospective profits on sales or anticipated sales, or for goodwill or loss thereof, or on account of expenditures, investments, leases or any other commitments made in connection with the business of either party. Such termination shall not, however, affect the rights or liabilities of Metzler Design or XDOGS with respect to any indebtedness or obligation which, prior to termination, had accrued or was owing by either to the other.

11. RELATIONS OF THE PARTIES. Neither party to this Agreement is the employee, agent or legal representative of the other for any purpose whatsoever.

12. NOTICES. All notices from one party to the other hereunder will, unless herein indicated to the contrary will be in writing and shall be served by mailing a copy thereof, postage prepaid, certified or registered mail, return receipt requested, address as specified below or such other address as may be substituted by written notice from either party to the other:



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To XDOGS:                           XDOGS.COM, Inc.
                                    80 South Eighth Street
                                    Suite 3660
                                    Minneapolis, MN 55402

To Metzler Design:                  Metzler Design VertriebsGeseHschaft GmbH
                                    Wiener Str. 131/2
                                    A-4020, Linz
                                    Austria

Notices will be deemed complete when said notice is deposited in any United States mailbox and the date of such mailing shall constitute the date of notice.

13.      GENERAL PROVISIONS

13.1. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, without regard to any conflict of law provisions that may otherwise apply. Any dispute arising out of this Agreement shall be brought and prosecuted in a court within Hennepin County Minnesota.

13.2. Assignment. This Agreement may not be assigned by either party without the written consent of both parties and said consent will not be unreasonably withheld. Said assignment shall not unreasonably impair the rights of the nonassigning party and shall not be on terms less favorable than the terms set forth in this Agreement.

13.3. No Franchise, Severability and Modification. The parties agree that this Agreement shall not constitute a franchise under Minnesota law or any other applicable state law. If the parties relationship is deemed to be a franchise by a court of law or other judicial body, the parties hereto expressly waive all rights and remedies which either of them may have due to any status as a franchiser or franchisee or pursuant to the application of any franchise laws, rules or regulations.

13.4. Third Party Beneficiaries. No parties, other than Metzler Design and XDOGS, are intended to be a beneficiary of this Agreement.

13.5. Entire Agreement. This Agreement supersedes all prior oral or written proposals and communications between the parties related to this Agreement, and shall not be modified, rescinded, waived or otherwise changed except with the written consent of the parties. This Agreement and the Schedules attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof.

13.6. No Inducement. Each party confirms that no inducements, promises or representations, not written herein, caused it to enter into this Agreement.




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13.7. Waiver. No waiver of any provision or default under this Agreement shall affect XDOGS's or Metzler Design's rights, as the case may be, thereafter to enforce such provision or to exercise any right or remedy in the event of any other default whether or not similar.

13.8. Headings. The captions preceding the text of the various provisions of this Agreement are inserted solely for reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect. Every word or phrase defined herein shall, unless herein specified to the contrary, have the same meaning throughout this Agreement. As used herein, whenever applicable, the singular shall include the plural and the plural shall include the singular, the masculine shall include the feminine and the feminine shall include the masculine.

13.9. FORCE MAJEURE. In the event of any act of God or force majeure, such as strikes, lockouts, accidents, fires, delays in manufacturing, delays in delivery of materials, labor controversy, government actions, war or any other causes beyond their control, neither party shall be responsible for delay in performance hereunder nor shall incur liability to the other due to the resulting inability to perform provided that the party relying on such events of force majeure gives notice to the other party relying on such events of force majeure gives notice to the other party of the cause and anticipated duration, within thirty (30) days of the occurrence. In the event the conditions continue for a period in excess of six (6) months then either party may terminate this Agreement.

13.10. Validity . If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legal constituted body having the jurisdiction to make such determination, the remainder of this Agreement shall remain in fWI force and effect provided the part of this Agreement thus invalidated or declared unenforceable is not essential to the intended operation of this Agreement.

13.11. Counterparts. This Agreement may be executed in any number of counterparts which, when take together, shall constitute one and the same instrument.





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The parties, by the actions of their authorized representatives, have executed this Agreement, including the attached Schedules, as of the date first mentioned above.

XDOGS.COM, INC.                                     METZLER DESIGN
                                                    BriBen r1eb Gmb

/s/                                                 /s/
Signature                                           Signature

Typed/Printed Name                                  Typed/Printed Name

Title                                               Title


V

-9




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